Exhibit 10.1
NON-QUALIFIED STOCK OPTION AGREEMENT
GREY WOLF, INC. 2003 INCENTIVE PLAN
(effective as of March 26, 2003)
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) made as of _______________, 200_______________, by and between GREY WOLF, INC., a corporation organized under the laws of the State of Texas (the “Company”), and Thomas P. Richards, an individual (the “Grantee”);
WITNESSETH:
     WHEREAS, the Company desires to provide an incentive to the Grantee to further the business of the Company and the Company has agreed to grant the Grantee options to purchase shares of common stock, $0.10 par value (“Common Stock”), of the Company; and
     WHEREAS, by granting the Grantee options to purchase shares of Common Stock pursuant to the terms of this Agreement, the Company intends to carry out the purposes set forth in the Grey Wolf, Inc. 2003 Incentive Plan (effective as of March 26, 2003) (the “Plan”) adopted by the Board of Directors of the Company (the “Board of Directors”) effective March 26, 2003 and approved by the shareholders of the Company on May 13, 2003; and
     WHEREAS, the Company and the Grantee desire to set forth the terms and conditions of such options to purchase Common Stock;
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee a non-qualified option (the “Option”) to purchase all or any part of an aggregate number of _______________ shares of Common Stock (such shares, as increased or decreased in accordance with Section 10 hereof, being referred to hereinafter as the “Option Shares”) at an exercise price of $ __________ per share (hereinafter the “Exercise Price”).
2. Subject to Plan. The Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Grantee in writing.
3. Exercise Period. The Option shall be exercisable by Grantee as to thirty-three and one-third percent (33-1/3%) of the Option Shares one (1) year after the date of this Agreement, as to an additional thirty-three and one-third percent (33-1/3%) of the Option Shares two (2) years after the date of this Agreement until the third anniversary of the date of this Agreement, after which time the Option shall be exercisable in full. The Option shall expire and terminate as to any Option Shares not purchased by the Grantee on or before the tenth anniversary of the date of this Agreement (the “Expiration Date”), subject to earlier termination as set forth herein or pursuant to the terms of the Plan. Notwithstanding any other provision of this Agreement to the contrary, the Option shall be immediately exercisable by Grantee as to one hundred percent (100%) of the Option Shares as may be applicable pursuant to Sections 5.5 and 5.7 of the Plan and Section 12 below.
4. Method of Exercising the Option. The Option shall be exercised by the Grantee by delivering to the Company written notice from the Grantee as of a date set by the Company which is in advance of the proposed exercise date. The notice from the Grantee shall state that the Grantee is exercising the Option and shall specify the number of Option Shares that the Grantee desires and is entitled to purchase. Such notice shall be in a form and content as determined by the Committee and shall be accompanied by full payment for the Option Shares to be exercised. The Option may only be exercised with respect to full shares, and no fractional shares shall be issued.
     The Option Price upon exercise of the Option Shares shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.
     The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. A “cashless exercise” of an Option is a procedure by which a broker provides the funds to the Grantee to effect an Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Grantee, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act.

     The Committee, in its discretion, may also allow an Option to be exercised by a broker-dealer acting on behalf of the Grantee if (i) the broker-dealer has received from the Grantee a duly endorsed Incentive Agreement evidencing such Option and instructions signed by the Grantee requesting the Company to deliver the Shares of Common Stock subject to such Option to the broker-dealer on behalf of the Grantee and specifying the account into which such Shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Grantee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 (or its successor).
     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.
     Subject to Section 6.2 of the Plan, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his Disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section.
     Any certificate issued to evidence Shares issued upon the exercise of this Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations, including but not limited to, blue sky and securities laws, the requirements of the stock exchange or market upon which such shares are then listed and/or traded and any other restrictions on these Shares.
     The Grantee or other person exercising the Option Shares under this Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of this Incentive Award.
5. Transferability of Option. The Option shall not be transferable or assignable, in whole or in part, and except as otherwise provided in Section 12 of this Agreement and Section 5.2 of the Plan or by will or the laws of descent or distribution. The Option shall be exercisable (i) only by the Grantee during his lifetime, or (ii) in the event of his death, by his heirs, representatives, distributees, or legatees in accordance with his will or the laws of descent and distribution (but only to the extent that the Option would be exercisable by the Grantee under this Agreement).
6. Payment of Taxes Upon Exercise. The Grantee understands and acknowledges that under currently applicable law, the Grantee maybe required to include in the Grantee’s taxable income, at the time of exercise of the Option, the amount by which the value of the Option Shares purchased (the “Exercise Shares”) exceeds the Exercise Price paid. The Grantee hereby authorizes the Company to withhold Exercise Shares of a value equivalent to (but not to exceed) the amount of tax required to be withheld by the Company out of any taxable income derived by the Grantee upon exercise of the Option pursuant to Section 6.3 of the Plan; provided, however, that the Grantee may, in the alternative, in order to satisfy such withholding requirement, deliver to the Company cash or other shares of Common Stock owned by the Grantee.
7. Investment Representation. The Grantee represents that the Option Shares available for purchase by the Grantee under this Agreement will be acquired only for investment and not with a view toward resale or distribution.
8. Securities Law, Other Applicable Laws and Company Policies; Legends. The Grantee agrees and understands that the Option Shares may be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, assigned or transferred, unless the sale, assignment or transfer of such shares is registered under the Securities Act and applicable state securities laws, as now in effect or hereafter amended, or there is furnished an opinion of counsel in form and substance satisfactory to the Company from counsel acceptable to the Company that such registrations are not required. Grantee agrees and understands that transactions under the Plan and this Agreement are intended to and shall comply with all applicable laws including, but not limited to, the requirements of Rule 16b-3 under the Securities Exchange Act and Securities Regulation BTR. Grantee also agrees and understands that transactions under the Plan and this Agreement are intended to and shall comply with the Company’s insider trading policies as revised from time to time or such other of the Company’s policies related to trading in the Company’s stock including, but not limited to, policies relating to black-out periods. The Grantee further understands and agrees that, unless issued pursuant to an effective registration statement under the Securities Act, the following legend shall beset forth on each certificate representing Option Shares:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL FOR THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.”
     In addition, the following legend shall be placed on each certificate representing Option Shares:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY THE TERMS OF THE GREY WOLF, INC. 2003 INCENTIVE PLAN (EFFECTIVE MARCH 26, 2003), WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND A COPY OF WHICH WILL BE PROVIDED FOR INSPECTION UPON WRITTEN REQUEST.”

9. No Rights as Shareholder. The Grantee shall not have any rights as a shareholder with respect to any of the Option Shares until the date of issuance by the Company to the Grantee of a stock certificate representing such Option Shares. Except as otherwise provided in Section 5.5 of the Plan, the Grantee shall not be entitled to any dividends, cash or otherwise, or any adjustment of the Option Shares for such dividends, if the record date therefor is prior to the date of issuance of such stock certificate. Upon valid exercise of the Option by the Grantee, the Company agrees to cause a valid stock certificate for the number of Option Shares then purchased to be issued and delivered to the Grantee within seven (7) business days thereafter.
10. Corporate Proceedings of the Company. The terms respecting corporate proceedings of the Company shall be governed by such terms as provided in Section 5.5 of the Plan.
11. Registration Rights. The Grantee shall have no registration rights with respect to the Option Shares.
12. Termination of Employment. Except as otherwise provided in this Section 12, if the Grantee for any reason whatsoever ceases to be employed by the Company, or a parent or subsidiary corporation of the Company or successor thereto, and prior to such cessation, the Grantee was employed by the Company, or a parent or subsidiary of the Company or a successor thereto at all times from the date of the granting of the Option until the date of such cessation, the Option shall be exercisable by the Grantee (whether previously exercisable or not, i.e., whether vested or unvested) at any time on or before the Expiration Date. Notwithstanding the foregoing:
     a. If the Grantee is terminated for Cause (as defined below), the Option will terminate as to all of the unexercised Option Shares on the thirtieth day following such termination, during which thirty (30) days the Grantee may exercise the Option as to the Option Shares exercisable on or prior to the date of such termination for Cause; provided, however, no unvested Option shall vest during such thirty (30) day period; and
     b. If the Grantee’s employment is terminated as a result of a voluntary resignation (which is neither a termination without cause nor a constructive termination without cause as described in the Grantee’s employment agreement with the Company) the Grantee may exercise the Option as to all of the Option Shares as provided above in this Section 12; provided that no unvested Option shall vest as a result of such voluntary resignation or thereafter.

For purposes of this Agreement, the term “Cause” shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Company and the Grantee, (ii) an act of proven fraud or dishonesty on the part of the Grantee with respect to the Company or its subsidiaries; (iii) knowing and material failure by the Grantee to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries; (iv) the Grantee’ s material and continuing failure to perform (as opposed to unsatisfactory performance) his duties to the Company except, in each case, where such failure is caused by the illness or other similar incapacity or disability of the Grantee; or (v) conviction of a crime involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) above, the Grantee shall be given thirty (30) days prior notice from the Board specifically identifying the reasons which are alleged to constitute Cause hereunder and an opportunity to be heard by the Board in the event Grantee disputes such allegations.
Nothing in (a) or (b) shall extend the time for exercising the Option granted pursuant to this Agreement beyond the Expiration Date.
13. Retirement. Upon the Retirement of the Grantee:
     a. any non-vested portion of any outstanding Option or other Option shall immediately terminate and no further vesting shall occur, unless upon the Retirement of Grantee, Grantee enters into a noncompetition agreement with the Company agreeing not to compete against the Company, its Affiliates or Subsidiaries in a form as determined by the Committee in its sole discretion (the “Noncompetition Agreement”). Upon the execution of the Noncompetition Agreement, the Grantee shall continue to vest in the Option pursuant to the schedule in Section 3, as long as Grantee abides by the Noncompetition Agreement and does not violate its terms as determined by the Committee in its sole discretion. If the Committee determines that Grantee has violated the Noncompetition Agreement, any unvested Options on the date of such violation shall be forfeited; and
     b. any Option vested on the date of such Retirement and any Option that is vested after the date of Retirement in accordance with Section 13.a shall expire on the Expiration Date set forth in this Agreement.
14. Disposition of Stock After Exercise of Option. Notwithstanding any other provision of this Agreement to the contrary, in consideration of the granting of the Option, the Grantee agrees not to dispose of any Option Shares without the prior approval of the Company unless such shares have been registered under the Securities Act.
15. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received through U.S. Express Mail or any private express service (as evidenced by a written receipt), or, if earlier, and regardless of whether actually received (except where receipt is specified in this Agreement), four (4) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage frilly prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section:

If to the Company:	GREY WOLF, Inc.
10370 Richmond Ave., Suite 600
Houston, Texas 77042
Attn: Chief Financial Officer

If to Grantee:	Thomas P. Richards
1318 Forest Brook
Sugar Land, Texas 77479
16. Transferability: Binding Effect. The Option shall be transferable only as set forth in Section 5 of this Agreement and Section 5.2 of the Plan. Subject to the foregoing, all covenants, terms, agreements and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Company and the Grantee and their respective successors and assigns.
17. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to this Incentive Award are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
18. Governing Law. This Agreement shall be governed by the laws of the State of Texas.
19. Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
20. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and. the same instrument.
21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Option to the extent permitted by the Plan.
22. Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any Optioned Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

23. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any Company affiliate or Subsidiary, whether as an employee or as a consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Company affiliate or Subsidiary to discharge the Grantee as an employee, consultant or Outside Director at any time.
24. Grantee’s Acknowledgments. The Grantee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

COMPANY:
GREY WOLF, INC.

By:

Name: David W. Wehlmann
Title: Executive Vice President & CFO

GRANTEE:

Thomas P. Richards

ACKNOWLEDGMENT OF SPOUSE TO
TERMS OF NON-QUALIFIED STOCK OPTION AGREEMENT
     I, Anita Richards, am the spouse of Thomas P. Richards (“Grantee”), and I am fully aware of, understand, and fully consent and agree to the provisions of the Non-Qualified Stock Option Agreement, dated                                          (the “Agreement”), executed by Grantee and GREY WOLF, INC. (the “Company”). I understand the binding effect of this Agreement and its binding effect upon any interest, community or otherwise, I may now or hereafter own with respect to any option or stock of the Company which is the subject of the Agreement, and I agree that the termination for any reason of my marital relationship with Grantee shall not have the effect of removing any such option or stock of the Company from the coverage of the Agreement.
     Signed this ___day of                                         , 200___.

Anita Richards Spouse of Thomas P. Richards